Exhibit 99.10

Name of Investor:_____________________

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) by and between Paramount Gold and Silver Corp., a Delaware corporation (the “Company”), and the undersigned individual, corporation, limited liability company, partnership, trust or employee benefit plan executing this Agreement as the investor (the “Investor”), provides as follows:

Recitals

A.           This Agreement is made in connection with the Company’s offering (the “Offering”) consisting of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) pursuant to that certain Confidential Private Placement Memorandum dated March 19, 2012 (the “Memorandum”).

B.           The Company wishes to sell to the Investor and the Investor wishes to purchase from the Company the number of Shares specified on the signature page hereof at the price per Share set forth in Section 2 hereof, subject to the terms, conditions, and requirements contained in this Agreement. As used herein, the term “Shares” shall mean the Common Stock purchased by the Investor pursuant to this Agreement.

C.           The Investor understands that the Company has the right, in its sole discretion, to refuse to accept the Investor’s subscription in whole or in part at any time and for any reason, including without limitation the Company’s belief that the Investor does not meet the applicable suitability requirements for participation in the Offering or that the investment is otherwise unsuitable for the Investor.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained in this Agreement, the Company and the Investor hereby agree as follows:

1.            Sale of Shares. In accordance with the terms and conditions of this Agreement, the Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, on or before March 23, 2012, or such later date on or before April 13, 2012, that the President and Chief Executive Officer of the Company in his sole discretion chooses (the “Closing Date”), the number of Shares indicated on the signature page hereof. Unless the Company, in its sole discretion, agrees otherwise with the Investor, the Investor may not subscribe for less than 75,000 Shares. The obligation of the Company to sell the Shares to the Investor is subject to, among other things, the conditions that: (i) the Company receives approval (conditional approval in the case of the Toronto Stock Exchange (the “TSX”)) for the listing of the Shares on the TSX and the NYSE Amex LLC (collectively, the “Stock Exchanges”); and (ii) all other necessary regulatory approvals are obtained prior to the Closing Date.

2.            Purchase Price. The purchase price (“Purchase Price”) for each Share shall be $2.05. The Investor shall pay such purchase price certified check or bank draft payable to the Company (or by wire transfer, per instructions to be provided upon request) and delivered with this executed Agreement, a completed Investor Questionnaire (the “Investor Questionnaire”) attached hereto as Exhibit “A” and, if the Investor is a resident of Canada and the acquisition cost of the Shares to such Investor is less than Cdn$150,000 paid in cash on the Closing Date, a duly completed and executed Canadian Accredited Investor Certificate (the “Canadian Accredited Investor Certificate”) attached hereto as Exhibit “B”, and any other further documentation as required under the applicable securities laws or Stock Exchanges or other regulatory authority. Subscriptions for Shares may be accepted or rejected by the Company for any or no reason in its sole discretion.

3.            Representations and Warranties of Investor. The Investor represents and warrants to the Company as follows (which representations and warranties shall survive the Closing Date):

3.1	He, she or it has answered the questions contained in the Investor Questionnaire and, if applicable, the Canadian Accredited Investor Certificate, and made a part hereof to the best of his, her or its knowledge and the answers thereto are complete and accurate. The Investor understands and agrees that, although such answers will be kept strictly confidential, the Company may present such Investor Questionnaire and, if applicable, the Canadian Accredited Investor Certificate, to such parties as it deems advisable if called upon to establish the availability under applicable securities laws of an exemption from registration. The Investor agrees to indemnify the Company, its agents, officers, directors and shareholders, for any and all losses (including without limitation attorneys’ fees and other costs of investigating, prosecuting, or defending any litigation claim) incurred by the Company as a result of its reliance on the representations and warranties of Investor made in this Agreement or any answers contained in the Investor Questionnaire and, if applicable, the Canadian Accredited Investor Certificate.

3.2	If the Investor is a corporation, limited liability company, partnership, trust, or employee benefit plan, it is authorized to make the investment contemplated herein, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

3.3	This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the Investor’s legal, valid and binding obligation enforceable in accordance with its terms.

3.4	The Investor is acquiring the Shares as principal for the Investor’s own account for investment and not with a view to resale or distribution. The Investor understands that the Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “1933 Act”), or applicable securities laws by reason of specific exemptions from the registration provisions of the 1933 Act and applicable state securities laws that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations and warranties as expressed in this Agreement and in the Investor Questionnaire.

3.5	The Company has advised the Investor, if the Investor is a resident of Canada, that the Company is relying on an exemption from the requirements under applicable Canadian securities laws to provide the Investor with a prospectus and that no prospectus has been filed by the Company with any securities commission in Canada in connection with the Offering, and as a consequence:

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(i)	the Investor is restricted from using most of the civil remedies available under applicable Canadian securities laws and certain protections, rights and remedies provided by applicable Canadian securities laws, including statutory rights of rescission or damages, will not be available to the Investor;

(ii)	the Investor may not receive information that would otherwise be required to be provided to the Investor under the applicable Canadian securities laws; and

(iii)	the Investor is relieved from certain obligations that would otherwise apply under the applicable Canadian securities laws.

3.6	The Investor: (i) has been furnished, has carefully read, understands and has relied solely on (except as indicated in subsection (ii) below) the terms and conditions of, and the information contained in, the Memorandum and this Agreement (including all exhibits and all amendments thereto and hereto); (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Agreement, the Shares, the Company and its business; and (iii) has not been furnished any literature or written material relating to the Shares, the Company or its business other than the Memorandum and this Agreement (including all exhibits and amendments thereto and hereto).

3.7	The Investor recognizes that (i) the purchase of the Shares involves a high degree of risk and has taken full cognizance of and understands such risks, (ii) that all information provided, if any, by the Company relating to its use of proceeds, financial forecasts, and other information which is not of an historical nature (“Forward-looking Information”), represents only the Company’s good faith assessment of such Forward-looking Information, and is based upon assumptions which the Company believes are reasonable, although no assurance exists that such Forward-looking Information is accurate or will be fulfilled, and (iii) that the Company has relied on the representations of the Investor as set forth in this Agreement, in the Investor Questionnaire and, if applicable, the Canadian Accredited Investor Certificate, in determining materiality for purposes of satisfying the disclosure obligations of the Company and in determining the availability of exemptions from (a) registration requirements under applicable United States federal and state securities laws; and (b) prospectus requirements under applicable Canadian securities laws.

3.8	The Investor is resident in the jurisdiction set out on the execution page of the Investor Questionnaire, which address is the Investor’s residence or principal place of business, and such address was not obtained or used solely for the purpose of acquiring the Shares.

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3.9	The Investor fully understands and agrees that the Investor must bear the economic risk of the purchase of the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the 1933 Act, or the securities laws of any state, and therefore cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or exemptions from such registration requirements are available. The Investor further understands and agrees that the Company will not honor any attempt by the Investor to sell, pledge, transfer, or otherwise dispose of all or any portion of the Shares in the absence of an effective registration statement under the 1933 Act and applicable state securities laws or an unqualified opinion of counsel, satisfactory in form and substance to the Company and its counsel, and obtained at the expense of the Investor, that exemptions are available therefrom with respect to such attempted disposition.

3.10	The Investor, if a resident of Canada, acknowledges that the certificates representing the Shares will bear legends as of the Closing Date substantially in the following forms (and with the necessary information inserted):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE n“ [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

provided that subsequent to the date which is four months and one day after the Closing Date, the certificates representing the Shares may be exchanged for certificates bearing no such legends. The Investor acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions; that it is solely responsible for complying with such restrictions and that the Company is not responsible for ensuring compliance by the Investor of the applicable resale restrictions.

3.11	The Investor (i) can bear the risk of losing the entire investment in the Shares; (ii) has overall commitments to other investments which are not readily marketable that are not disproportionate to his, her or its net worth and the investment in the Shares will not cause such overall commitments to become excessive; (iii) has adequate means of providing for current needs and personal contingencies and has no need for liquidity in the investment in the Shares; and (iv) has sufficient knowledge and experience in financial and business matters such that he, she or it is capable, either alone, or together with one or more advisors, of evaluating the risks and merits of investing in the Shares.

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3.12	The Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Agreement.

3.13	The Investor acknowledges that he, she or it must depend entirely upon his, her or its own personal advisors for tax advice concerning an investment in the Company, that the Company has not provided any information on tax matters, and that any information provided to Investor by, or on behalf of, the Company is not to be construed as tax advice to Investor from the Company or counsel to the Company. The Investor will rely solely on his, her or its own personal advisors and not on any statements or representations of the Company or any of its agents and understands that the Investor (and not the Company) shall be responsible for the Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.14	The Investor understands and agrees that the Company is issuing the Shares to him, her or it pursuant to the exemptions from federal and state securities registration requirements under the 1933 Act. In connection therewith, the Investor represents and warrants that the Investor qualifies as an “Accredited Investor” as such term is defined under Rule 501 of the 1933 Act and has confirmed that on the Investor Questionnaire attached hereto as Exhibit “A”. The Investor, if a resident of Canada who is not purchasing sufficient Shares so that the subscription proceeds are equal to or greater than Cdn$150,000 paid in cash at the Closing , also represents and warrants that the Investor qualifies as an “Accredited Investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators (“NI 45-106”), and has confirmed that on the Canadian Accredited Investor Certificate attached hereto as Exhibit “B” and that the Investor was not created or used solely to purchase or hold securities as an Accredited Investor as described in paragraph (m) of the definition of Accredited Investor set out in Exhibit “B. In addition, the Investor, if a resident of Canada who is not an individual, represents and warrants that the Investor was not created solely to purchase or hold securities in reliance on section 2.10 of NI 45-106.

3.15	The Investor agrees to comply with all securities laws and with the policies of the Stock Exchanges concerning the purchase of, the holding of, and the resale restrictions applicable to, the Shares. The Investor recognizes that the securities laws and regulations of certain jurisdictions, which may include the jurisdiction of which the Investor is a resident, may impose additional requirements relating to this Offering and the Investor’s purchase of Shares. The Investor hereby agrees to execute and to comply with the terms of any additions, supplements or amendments to this Agreement which are required by the Company.

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3.16	The funds representing the aggregate purchase price in respect of the Shares which will be advanced by the Investor to the Company hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) and the Investor acknowledges that the Company may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act; to the best of the Investor’s knowledge, none of the subscription funds to be provided hereunder (i) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor; the Investor shall promptly notify the Company if he discovers that any such representation ceases to be true, and shall provide the Company with appropriate information in connection therewith.

3.17	The Investor acknowledges that no agency, stock exchange or governmental agency, securities commission or similar regulatory authority or other entity has reviewed or passed on or made any finding or determination as to the merits of or made any recommendation or endorsement with respect to the Shares.

3.18	There is no government or other insurance covering the Shares.

3.19	The representations and warranties made in this Agreement, the Investor Questionnaire and, if applicable, the Canadian Accredited Investor Certificate, as well as all other information that the Investor has provided to the Company, either directly or indirectly, concerning the Investor’s financial position and knowledge of financial and business matters, is correct and complete as of the date hereof, and if there should be any material change in such information prior to the issuance to Investor of the Shares, Investor will immediately notify the Company.

4.           Registration. The Company covenants to use its commercially reasonable efforts to file and have declared effective by the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 registering the resale in the United States by the Investor of the Shares. Investors who are residents of Canada acknowledge that the Shares will be subject to a 4 month hold period in Canada under applicable Canadian securities laws, regardless of whether or not the Company has filed and have declared effective by the SEC a registration statement on Form S-1 registering the resale in the United States by the Investor of the Shares.

5.           Personal Information. If the Investor is a resident of Ontario, he, she or it authorizes the indirect collection of personal information by the Ontario Securities Commission and confirms that the Investor has been notified by the Company: (i) that the Company will be delivering personal information of the Investor (“Personal Information”) to the Ontario Securities Commission; (ii) that such Personal Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in applicable securities laws; (iii) that such Personal Information is being collected for the purpose of the administration and enforcement of applicable Securities Laws; and (iv) that the title, business address and business telephone number of the public official in the Province of Ontario, who can answer questions about the Ontario Securities Commission’s indirect collection of the Personal Information is as follows:

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Administrative Assistant to the Director of Corporate Finance

Ontario Securities Commission

Suite 1903, Box 55, 20 Queen Street West

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

6.           Applicable Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to the choice of law principles of any jurisdiction. THE INVESTOR IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES LOCATED IN THE CITY OF NEW YORK, NEW YORK, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OFFERING AND AGREES NOT TO COMMENCE ANY SUIT, ACTION, OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS.

7.           Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns.

8.           Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given three business days after the date mailed when mailed by registered or certified mail, postage prepaid, or the next business day if sent by special courier such as FedEx (except that notice of change of address shall be deemed given only when received), to the address shown on the Company’s records, in the case of the Investor, and of the Company’s registered office, in the case of the Company, or to such other names or addresses as the Company or the Investor, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

9.           Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

10.         Entire Agreement. This Agreement, and the Shares purchased hereunder constitute the entire agreement by and between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings of the parties.

11.         Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute such counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Agreement shall become binding when either this Agreement or two or more counterparts hereto shall have been executed and delivered by the parties hereto.

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12.         Variation in Pronouns. All pronouns shall be deemed to refer to masculine, feminine, neuter, singular, or plural, as the identity of the person or persons may require.

13.         Counsel. This Agreement and all other agreements related to the Offering (the “Offering Agreements”) have been prepared by LeClairRyan, A Professional Corporation, as U.S. counsel to the Company (“Counsel”), after full disclosure of its representation of the Company and with the consent and direction of the Company and the Investor. The Investor has reviewed the contents of the Offering Agreements and fully understands their terms. The Investor acknowledges that he, she or it is fully aware of his, her or its right to the advice of counsel independent from that of the Company, that Counsel has advised the Investor of such right and disclosed to the Investor the risks in not seeking such independent advice, and that he, she or it understands the potentially adverse interests of the parties with respect to the Offering Agreements. The Investor further acknowledges that no representations have been made with respect to the tax or other consequences of the Offering Agreements to the Investor and that he, she or it has been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Agreement, the Investor represents that he, she or it has, after being advised of the potential conflicts between the Investor and the Company with respect to the future consequences of the Offering Agreements, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult such independent legal counsel.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the duly authorized officer of the Company and the undersigned Investor or its duly authorized officer, as the case may be, as of the date first written beneath the signature of such officer of the Company below.

INVESTOR SIGNATURE:

[If Investor is an Individual or Individuals]

Individual	Social Security Number	Date

(Print Name)

Individual Co-Investor, if any	Social Security Number	Date

(Print Name)

OR

[If Investor is not an Individual or Individuals]

FCMI Financial Corporation
Name of Corporation, Company, Trust or Benefit Plan	Taxpayer Identification Number

By:	/s/ Henry Fenig
(Signature of Person Making Investment Decision)

Print Name:	Henry Fenig

Its:	Executive Vice President
(describe office or position held)

Date:	March 20, 2012

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Print Investor’s Full Name(s):

FCMI FINANCIAL CORPORATION

Number of Shares subscribed for by Investor	1,170,732

Purchase Price for Investor’s Shares in Company
($2.05 per Share)	$2,400,000.60

ACCEPTED BY THE COMPANY:	PARAMOUNT GOLD AND SILVER CORP.

By (Signature):

Print Name:

Title:

Date:

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EXHIBIT “A”

INVESTOR QUESTIONNAIRE

(See Attached.)

INVESTOR QUESTIONNAIRE

____________________________

THIS QUESTIONNAIRE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY A SECURITY. The sole purpose of this questionnaire is to establish whether the individual or entity on whose behalf this questionnaire is completed (the “Investor”) is a qualified investor to whom securities of Paramount Gold and Silver Corp., a Delaware corporation (the “Company”), may be offered and sold under applicable federal and state securities laws. The completed statement should indicate whether the Investor has or can be attributed with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment and whether the Investor has the financial means to bear the economic risks involved.

IMPORTANT: This form of Investor Questionnaire has been prepared for use by individuals and by entities such as partnerships, corporations and trusts. If the Investor is an entity, when completed this questionnaire should provide information regarding the entity and not particular partners, officers, directors, trustees or beneficiaries of the entity, unless specifically requested. Notwithstanding the foregoing, in the case of partnerships, corporations and trusts formed specifically for the purpose of participating in this investment, a questionnaire must be completed by each partner, shareholder, and beneficiary.

1.	IF THE INVESTOR IS ONE OR MORE INDIVIDUALS:

	a.	Name(s) of individual(s):

	b.	Address(es) of individual(s):

	c.	Telephone number(s) of individual(s): (_____)

	d.	Fax number(s) of individual(s): (_____)

	e.	Occupation(s) of individual(s):

	f.	Name(s) of employer(s):

	g.	Address(es) of employer(s):

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2.	IF THE INVESTOR IS AN ENTITY

	a.	Name of entity:	FCMI FINANCIAL CORPORATION

	b.	Form of entity:	CORPORATION
(partnership, corporation, trust, etc.)

	c.	Date of organization of entity:

	d.	Address of entity:	181 Bay Street, Suite 250

Toronto, Ontario M5J 2T3

	e.	Telephone number of entity:	(416) 350-2890

	f.	Fax number of entity:	(416) 364-0572

	g.	Please name the authorized representative(s) of the entity who will be acting for the entity in connection with its potential investment in the Company:

Henry Fenig

	h.	Type of business entity is engaged in:	Family Holding Company

3.	Please state the amount, in United States dollars, of the Investor’s potential investment in the Company:

$2,400,000.60.

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4.	The Investor is one or more of the following:

	_________	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with a spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

	_________	a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

	_________	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

	_________	a bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

	_________	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

	_________	an insurance company as defined in Section 2(13) of the Act;

_________	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

_________	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_________	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000.

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_________	an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or if a self-directed plan the investment decisions are made solely by persons that are accredited investors;

_________	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____X_____	an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_________	a director or executive officer of the Company;

_________	an entity in which all of the equity investors is a person described above.

5.	In furnishing the above information, the Investor, and if the Investor is an entity, the individual executing and delivering this questionnaire on behalf of the entity, acknowledge that the Company will be relying thereon in determining, among other things, whether there is reasonable grounds to believe that the Investor qualifies as a purchaser of shares of the Company’s securities. To the best of the Investor’s information and belief, the above information supplied by the Investor is true and correct in all respects and the Investor represents and warrants to the Company as follows:

	(a)	The answers to the above questions may be relied upon by the Company in determining whether the offering in which the Investor proposes to participate is exempt from registration under the Act and from registration or qualification under the securities laws of various states.

	(b)	The Investor will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the Investor of securities of the Company.

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6.	The Investor is able to bear the economic risk of the proposed investment and at the present time could afford a complete loss of such investment.

IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire as of March 20, 2011.

IF INVESTOR IS AN ENTITY:

FCMI FINANCIAL CORPORATION
(Name of Entity - Please Print)

By:	/s/ Henry Fenig
Name	Henry Fenig
Title	Executive Vice Presidenrt

IF INVESTOR IS ONE OR MORE
INDIVIDUALS (all individuals must sign)

(Name - Please Print)

Signature

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